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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Equity Incentive Plan and the 2000 Equity Incentive Plan of MP3.com, Inc., of our report dated January 21, 2000 (except
Note 8, as to which the date is March 29, 2000), with respect to the financial statements and schedule of MP3.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP

San Diego, California
October 25, 2000